Exhibit 99.1

Elephant Talk Communications Announces Chairman and CEO Roles to be Separated and Addition to the Board of Directors

- Board to Initiate Immediate Search to Identify New CEO who will have Responsibility to Select Management Team -

New York City, NY – September 28, 2015 – Elephant Talk Communications Corp. (NYSE MKT: ETAK) (the “Company”), a global provider of Software Defined Network Architecture (ET Software DNA 2.0™) platforms and cyber security solutions, today announced that it intends to separate the roles of Chairman of the Board of Directors and CEO. Mr. Steven van der Velden will remain as Chairman of the Board and step down as CEO once a qualified replacement has been appointed.

The Board of Directors has created a Special Committee of three independent directors which is responsible for all aspects of the CEO search including retaining an executive search firm. The ideal CEO candidate will have a high level of commercial experience in the global telecoms industry and will be expected to identify and build his/her own executive management team.

Separately, the Board announced the appointment of Mr. Roderick de Greef as a Director and Chairman of the Audit Committee. All four independent directors will now be members of the Audit, Compensation and Nominating/Governance Committees. Mr. De Greef has 25 years of public and private CFO experience and has served on the boards of several public companies over the last 15 years. Mr. De Greef was also a Director and Chairman of the Audit Committee of the Company from 2008 to 2011. Currently he is a partner with MedTech Advisors, Inc., a strategic and financial consulting firm. Mr. De Greef received a BA in Economics and International Relations from San Francisco State University and a MBA from University of Oregon.

“With this step in our organizational transition and achievement of growth milestones in new markets such as Brazil, it is a good time to separate the roles of Chairman and CEO and turn over operational responsibilities to a new team that can build on this strong momentum,” said Mr. Van der Velden, Chairman of the Board and CEO. “Although I am pleased with the organizational structure we have put in place over the past few months, the Board of Directors and I believe that there is room for further improvement. With a refocused strategy, now is the ideal time to look for a new leadership with a strong background in managing our global growth currently underway and over the next decade. I have full confidence that the Board will identify the right candidate for our new CEO that will elevate Elephant Talk’s performance and enhance our value for shareholders and look forward to Roderick’s contributions as Chairman of the Audit Committee, bringing further expertise to this critical area of the Company’s operations.”

About Elephant Talk Communications Corp.:

Elephant Talk Communications Corp. (NYSE MKT: ETAK), is a global provider of mobile proprietary Software Defined Network Architecture (ET Software DNA® 2.0) platforms for the telecommunications industry. The Company empowers Mobile Network Operators (MNOs), Mobile Virtual Network Operators (MVNOs), Enablers (MVNEs) and Aggregators (MVNAs) with a full suite of applications, reliable industry expertise and high quality customer service without the need for substantial upfront investment. Elephant Talk counts several of the world’s leading MNOs and technology companies amongst its customers and partners, including Vodafone, T-Mobile, Zain, HP and Affirmed Networks. Visit: www.elephanttalk.com.

Elephant Talk Communications Corp.

100 Park Avenue, .New York City, NY 10017

212-984-1096

About ValidSoft UK Ltd.:

ValidSoft, a subsidiary of Elephant Talk Communications Corp., secures transactions using personal authentication and device assurance. We enable our customers to enhance their security while improving their user experience, utilising our multi-factor authentication platform, Voice Biometric engine and Device Trust technology, all of which may be used as ‘stand-alone’ or integrated into multi-vendor solutions. ValidSoft serves multiple clients across the financial services, government and enterprise sectors and is the only company to have been granted four European Privacy Seals, reflecting its commitment to strong data privacy. Visit: www.validsoft.com.

Cautionary Note Regarding Forward-Looking Statements:

Certain statements contained herein constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements may include, without limitation, statements with respect to Elephant Talk's plans and objectives, projections, expectations and intentions (including, without limitation, Elephant Talk’s plans regard its ValidSoft subsidiary). These forward-looking statements are based on current expectations, estimates and projections about Elephant Talk's industry, management's beliefs and certain assumptions made by management. Readers are cautioned that any such forward-looking statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict. Because such statements involve risks and uncertainties, the actual results and performance of Elephant Talk may differ materially from the results expressed or implied by such forward-looking statements. Given these uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements. Unless otherwise required by law, Elephant Talk also disclaims any obligation to update its view of any such risks or uncertainties or to announce publicly the result of any revisions to the forward-looking statements made here. Additional information concerning certain risks and uncertainties that could cause actual results to differ materially from those projected or suggested in Elephant Talk's filings with the Securities and Exchange Commission, copies of which are available from the SEC or may be obtained upon request from Elephant Talk.

Contacts:

Investor Contact:

Alan Sheinwald or Valter Pinto

Capital Markets Group, LLC

(914) 669-0222

valter@capmarketsgroup.com

www.CapMarketsGroup.com

Public Relations:

Michael Glickman

MWGCO, Inc.

917-397-2272

mike@mwgco.net

Elephant Talk Communications Corp.

100 Park Avenue, .New York City, NY 10017

212-984-1096